Exhibit 3.199

FIRST AMENDED AND RESTATED BYLAWS

OF

SW GENERAL, INC.

an Arizona corporation

Dated as of June 30, 1997

FIRST AMENDED & RESTATED BYLAWS

OF

SW GENERAL, INC.

ARTICLE I

Definitions

The following definitions shall apply to these Bylaws:

Section 1.1 Arizona Business Corporation Act and BCA. Arizona Business Corporation Act and BCA mean Title 10, Chapters 1 through 17, inclusive, of the Arizona Revised Statutes, as amended from time to time.

Section 1.2 Business Day. Business Day means a day that is not a Saturday, Sunday or other legal holiday in the State of Arizona.

Section 1.3 Corporation. Corporation means SW General, Inc.

ARTICLE II

Notice

Section 2.1 Form. Notice must be in writing unless oral notice is reasonable under the circumstances. Oral notice is not permitted if written notice is required under the BCA.

Section 2.2 Method. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published or by radio, television or other form of public broadcast communication.

Section 2.3 Shareholder Notices. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.

Section 2.4 Effective Written Notice. Except as provided in Section 2.3 hereof, written notice, if in a comprehensible form, is effective at the earliest of the following:

(a) When received.

(b) Five (5) days after its deposit in the United States mail as evidenced by the postmark, if mailed postpaid and correctly addressed.

(c) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and if the receipt is signed by or on behalf of the addressee.

Section 2.5 Effective Oral Notice. When permitted, oral notice is effective when communicated if communicated in a comprehensible manner.

ARTICLE III

Office and Agent

Section 3.1 Place of Business and Agent. The Corporation shall continuously maintain in the State of Arizona both a known place of business that may be the address of its statutory agent, and a statutory agent.

Section 3.2 Other Offices. The Corporation may also have offices at other places within or without the State of Arizona.

ARTICLE IV

Shares

Section 4.1 Subscription for Shares. The board of directors may determine the payment terms of subscriptions for shares, unless the subscription agreement specifies them. A subscription for shares is not enforceable unless it is in writing and signed by the person to be charged or the person’s agent.

Section 4.2 Consideration. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation including cash, services performed or other securities of the Corporation, except that neither promissory notes nor future services constitute valid consideration. Before the Corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. A certificate shall not be issued for any share until such share is fully paid.

Section 4.3 Certificates. Shares may be (but upon authorization by the board of directors need not be) represented by certificates. Unless the BCA or another Arizona statute expressly provides otherwise, the rights and obligations of the shareholders are identical whether or not their shares are represented by certificates.

Section 4.4 Execution of Certificates. Each share certificate shall be signed either manually or in facsimile by the president and secretary or such other officer or officers designated by the board of directors.

Section 4.5 Shares without Certificates. Every holder of uncertificated shares, on request to the Corporation, is entitled to receive a certificate that complies with the requirements in the BCA. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of all of the information required by the BCA to appear on certificates.

Section 4.6 Transfers. Transfers of shares of the Corporation by the registered owner thereof, or by the registered owner’s agent, shall be made on the books of the Corporation on surrender of the share certificate(s), if any, properly endorsed.

Section 4.7 Lost, Destroyed, Mutilated or Stolen Certificates. The holder of any share certificate(s) of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation or theft of the share certificate(s) therefor, and the board of directors may, in its discretion, cause a new share certificate or certificates to be issued to such holder in case of mutilation of the share certificate, upon the surrender of the mutilated share certificate, or, in case of loss, destruction or theft of the share certificate, upon satisfactory proof of such loss, destruction or theft, and, if the board of directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the board of directors may direct.

Section 4.8 Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars, and may require all share certificates to bear the signature or signatures of any of them.

ARTICLE V

Distributions to Shareholders

Section 5.1 Authorization. The board of directors may authorize and the Corporation may make distributions to the shareholders subject to restriction by the BCA.

Section 5.2 Record Date. If the board of directors does not fix the record date for determining shareholders entitled to a distribution, other than one involving any purchase, redemption or other acquisition of the Corporation’s shares, it is the date the board of directors authorizes the distribution.

ARTICLE VI

Shareholders

Section 6.1 Annual Meetings.

(a) The board of directors may determine the date, time and place of the annual meetings of the shareholders. The annual meetings may be held in or out of the State of Arizona. If no such date, time and place is fixed by the board of directors, the annual meeting for any calendar year shall be held on the first day of April of each calendar year at 10:00 a.m. at the Corporation’s known place of business. If that day is not a Business Day, the meeting shall be held on the next succeeding Business Day.

(b) At each annual meeting of shareholders, the shareholders entitled to vote shall elect such directors and transact such business as may properly be brought before the meeting.

Section 6.2 Special Meetings.

(a) The Corporation shall hold a special meeting of shareholders on the call of (i) the board of directors, (ii) the president, (iii) the holders of not fewer than twenty percent (20%) of all the shares entitled to vote at the meeting, or (iv) such other person or persons authorized in these Bylaws, the BCA or any other Arizona statute.

(b) The person or persons calling for a special shareholders’ meeting shall deliver a demand for a special shareholders’ meeting to the Corporation’s secretary. Within thirty (30) days after the date the demand for a special shareholders’ meeting is delivered to the Corporation’s secretary, the Corporation shall determine the date, time and place of the special shareholders’ meeting and shall give notice of the special shareholders’ meeting in accordance with these Bylaws. Special shareholders’ meetings may be held in or out of the State of Arizona.

(c) Only business within the purpose or purposes described in the meeting notice required by Section 6.4 hereof may be conducted at a special shareholders’ meeting.

Section 6.3 Consent of Shareholders in Lieu of Meeting.

(a) Action required or permitted by the BCA to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this Section has the effect of a meeting vote.

(b) If not otherwise fixed in accordance with Section 6.5 hereof or by the BCA, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

(c) Unless otherwise specified in the consent or consents, the action is effective on the date that the last shareholder signs the consent or consents. Any shareholder may revoke its consent by delivering a signed revocation of the consent to the president or secretary before the date that the last shareholder signs the consent or consents.

Section 6.4 Notice and Purpose of Meetings, Waiver.

(a) The Corporation shall notify the shareholders of the date, time and place of each annual and special shareholders’ meeting at least ten (10) but not more than sixty (60) days before the meeting date.

(b) Unless the BCA requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

(c) If not otherwise fixed in accordance with Section 6.5 hereof or by the BCA, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the day before the effective date of the first notice to the shareholders.

(d) If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed under Section 6.5 hereof, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

(e) A shareholder may waive any notice required by the BCA or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6.5 Record Date.

(a) The board of directors of the Corporation may fix a future date as the record date. A record date fixed under this Section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If not otherwise fixed in accordance with this Section, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the day before the effective date of the first notice to shareholders.

(b) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 6.6 Participation in Shareholders’ Meeting. The board of directors may permit any or all shareholders to participate in an annual or special shareholders’ meeting by or conduct the meeting through use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. If the board of directors in its sole discretion elects to permit participation by such means of communication, the notice of the meeting shall specify how a shareholder may participate in the meeting by such means of communication. The participation may be limited by the board of directors in its sole discretion to specified locations or means of communications. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 6.7 Voting Lists.

(a) After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of the shareholders who are entitled to notice of a shareholders’ meeting. The list shall show the address of and number of shares held by each shareholder.

(b) The shareholders’ list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office, the office of the Corporation’s transfer agent if specified in the meeting notice or at another place identified in the meeting notice in the city where the meeting will be held. A shareholder, its agent or its attorney on written demand may inspect and, subject to the requirements of Section 10-1602 of the BCA, may copy the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection.

(c) The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, its agent or its attorney may inspect the list at any time during the meeting or any adjournment.

(d) Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

Section 6.8 Voting.

(a) Except as otherwise provided in these Bylaws or any Arizona statute, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote.

(b) Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned directly or indirectly by another corporation, domestic or foreign, and the Corporation owns directly or indirectly a majority of the shares entitled to vote for directors of the other corporation. The foregoing sentence does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

(c) Redeemable shares are not deemed to be outstanding and are not entitled to vote after notice of redemption is mailed to the holders and an amount sufficient to redeem the shares has been deposited with any bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the certificates representing the shares, in the case of certificated shares.

Section 6.9 Proxies.

(a) A shareholder may vote its shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for it by signing an appointment form, either personally or by its attorney-in-fact.

(b) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a different period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 6.10 Quorum, Manner of Acting and Adjournment.

(a) Unless otherwise provided in the articles of incorporation or the BCA, a majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter.

(b) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(c) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the BCA requires a greater number of affirmative votes.

(d) A majority of the votes then present and entitled to be cast is sufficient in all cases to adjourn a meeting to another date, time and place.

Section 6.11 Voting for Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. At each election for directors, the shareholders are entitled to cumulate their votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates.

Section 6.12 Presiding Officer. Meetings of the shareholders shall be presided over by the person selected by the board of directors, or if the board of directors does not select such a person then by the chairman of the board of directors, if there is one, or by the vice chairman of the board of directors, if there is one, or by the president, or by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy, in that order. The person selected by the board of directors, or if the board of directors does not select such a person then the secretary of the Corporation, or, in the secretary’s absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the presiding officer shall choose any person present to act as recording secretary of the meeting.

ARTICLE VII

Board of Directors

Section 7.1 Powers. The Corporation shall have a board of directors. All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation shall be managed under the direction of the board of directors, subject to any limitation set forth in an agreement authorized under Section 10-732 of the BCA.

Section 7.2 Number and Qualification. The board of directors shall consist of such number of directors, not fewer than one (1) nor more than fifteen (15), as may be determined from time to time by the shareholders or the board of directors. All directors of the Corporation shall be natural persons of at least eighteen (18) years of age, and need not be residents of the State of Arizona or shareholders of the Corporation.

Section 7.3 Terms. The terms of all directors expire at the annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten the term of any incumbent director. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. Despite the expiration of a director’s term, a director shall continue to hold office until the director’s successor is elected and qualifies, until the director’s resignation or removal or (subject to the second sentence of this Section) until there is a decrease in the number of directors.

Section 7.4 Resignations. A director may resign at any time by delivering written notice to the board of directors, its chairman, or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. The acceptance of a resignation is not necessary to make it effective.

Section 7.5 Removal. The shareholders may remove one or more directors with or without cause. If less than the entire board of directors is to be removed, a director shall not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal. A director may be removed by the shareholders only at a meeting, and the meeting notice shall state that the purpose or one of the purposes of the meeting is removal of the director.

Section 7.6 Vacancies.

(a) If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, either the shareholders may fill the vacancy or the board of directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the board of directors, they may fill the vacancy by the affirmative vote of a majority of all of the directors remaining in office.

(b) A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

(c) If at any time by reason of death or resignation or other cause the Corporation has no directors in office, any officer or any shareholder may call a special meeting of shareholders.

Section 7.7 Meetings.

(a) The board of directors may hold regular or special meetings in or out of the State of Arizona.

(b) The board of directors may permit any or all directors to participate in a regular or special meeting by or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(c) Meetings of the board of directors shall be presided over by the chairman of the board, if there is one, or by the vice chairman of the board, if there is one, or by a chairman to be chosen by a majority of the board of directors at the meeting, in that order. The presiding officer shall choose any person present to act as recording secretary of the meeting.

(d) Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors.

(e) Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president or two or more of the directors.

Section 7.8 Action by Directors Without Meeting.

(a) Action required or permitted to be taken at a directors’ meeting may be taken without a meeting if the action is taken by all of the directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. A consent signed under this Section has the effect of a meeting vote.

(b) Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date. Any director may revoke a consent by delivering a signed revocation of the consent to the president or secretary before the date the last director signs the consent or consents.

Section 7.9 Notice. Regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of board of directors shall be preceded by at least two (2) days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting.

Section 7.10 Waiver of Notice. A director may waive any notice required by the BCA or these Bylaws before or after the date and time stated in the notice. Except as in the case of attendance at or participation in a meeting, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting or promptly on the director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 7.11 Quorum and Voting.

(a) A quorum of board of directors consists of a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless these Bylaws require the vote of a greater number of directors.

(b) A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless either (i) the director objects at the beginning of the meeting or promptly on the director’s arrival to holding it or transacting business at the meeting, (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation before 5:00 p.m. on the next Business Day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 7.12 Committees.

(a) The board of directors may create one or more committees and may appoint members of the board of directors to serve on them. Each committee shall have one (1) or more members, and each member of a committee shall serve at the pleasure of the board of directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken. The board of directors may designate one (1) or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee.

(b) Subject to the limitations set forth in paragraph (c) of this Section 7.12, each committee may exercise the authority of the board of directors to the extent specified by the board of directors.

(c) A committee shall not take any of the following actions:

(i) Authorize distributions;

(ii) Approve or submit to shareholders any action that requires shareholder approval;

(iii) Fill vacancies on the board of directors or on any of its committees;

(iv) Amend the articles of incorporation;

(v) Adopt, amend or repeal these Bylaws;

(vi) Approve a plan of merger not requiring shareholder approval;

(vii) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors;

(viii) Authorize or approve the issuance, sale or contract for sale of shares except that the board of directors may authorize a committee or an executive officer of the Corporation to do so within limits specifically prescribed by the board of directors; or

(ix) Fix the compensation of directors for serving on the board of directors or any committee of the board of directors.

(d) Sections 7.7, 7.8, 7.9, 7.10 and 7.11 shall apply to committees and their members.

Section 7.13 Compensation. Directors, and members of any committee of the board of directors, shall be entitled to such reasonable compensation for, and reimbursement for reasonable expenses incurred in connection with, their services as directors and members of any such committee as may be approved from time to time by the board of directors. Any director or member of any committee of the board of directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 7.14 General Standards for Directors. A director’s duties, including duties as a member of a committee, shall be discharged (a) in good faith, (b) with the care an ordinary prudent person in a like position would exercise under similar circumstances, and (c) in a manner the director reasonably believes to be in the best interests of the Corporation.

ARTICLE VIII

Officers

Section 8.1 Number, Qualifications and Designation. The officers of the Corporation shall be appointed by the board of directors. The same individual may simultaneously hold more than one office in the Corporation. Officers may, but need not, be directors or shareholders of the Corporation.

Section 8.2 Term. An officer shall hold office until that officer’s successor is duly elected and qualified, or until the earlier of such officer’s death, resignation or removal. The appointment of an officer does not itself create contract rights.

Section 8.3 Duties of Officers. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

Section 8.4 Standards of Conduct for Officers. An officer’s duties shall be discharged (a) in good faith, (b) with the care an ordinary prudent person in a like position would exercise under similar circumstances, and (c) in a manner the officer reasonably believes to be in the best interests of the Corporation.

Section 8.5 The Chairman and Vice Chairman of the Board. The board of directors may appoint a Chairman and a Vice Chairman of the Board. The Chairman of the Board, or in the Chairman’s absence, the Vice Chairman of the Board, shall perform such duties as may be assigned in these Bylaws and shall perform such other duties as may from time to time be requested by the board of directors. The Chairman and Vice Chairman of the Board must be directors, and be considered officers of the Corporation unless the board of directors specifically determines otherwise at the time of appointment.

Section 8.6 The President. The board of directors shall appoint a president. The president shall have general supervision over the business and operations of the Corporation and shall perform all duties incident to the office of president, subject to the control of the board of directors. The president may sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other proper instruments, except in cases where the board of directors or these Bylaws delegate to, or authorize the signing and execution thereof by, some other officer or agent of the Corporation.

Section 8.7 The Vice Presidents. The board of directors may appoint a vice president or vice presidents. Vice presidents shall perform all duties incident to the office of vice president (individuals who are appointed vice president of a certain area or department, such as vice president of marketing, shall perform only those duties incident to such area or department) and such other duties as from time to time may be assigned to them by the board of directors or the president.

Section 8.8 The Secretary. The board of directors shall appoint a secretary. Unless the board of directors or president determines otherwise, the secretary shall (a) to the extent possible attend all meetings of the shareholders and the board of directors, (b) to the extent possible, record all the votes of the shareholders and the directors and prepare the minutes of the meetings of the shareholders, the board of directors and committees of the board of directors in a book or books to be kept for that purpose, (c) see that notices are given and records and reports are properly kept and filed by the Corporation as required by law, (d) authenticate records of the Corporation, and, in general, (e) perform all duties incident to the office of secretary, and such other duties as from time to time may be assigned by the board of directors or the president.

Section 8.9 The Treasurer. The board of directors shall appoint a treasurer. Unless the board of directors or president determines otherwise, the treasurer shall (a) have or provide for the custody of the funds and other property of the Corporation and keep accurate records thereof, (b) collect and receive or provide for the collection and receipt of monies earned by or in any manner due to or received by the Corporation, (c) whenever so requested by the board of directors, render an accounting showing the transactions accounted for as treasurer and the financial condition of the Corporation, and, in general, (d) perform all duties incident to the office of treasurer, and such other duties as from time to time may be assigned by the board of directors or the president.

Section 8.10 Other Officers. The board of directors may appoint such other officers as the business of the Corporation may require.

Section 8.11 Resignations. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. If a resignation is made effective at a later date or event and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

Section 8.12 Removal. The board of directors may remove an officer at any time with or without cause. An officer’s removal does not affect the officer’s contract rights, if any, with the Corporation.

Section 8.13 Vacancies. A vacancy in any office shall be filled by the board of directors.

Section 8.14 Compensation. The compensation of the officers appointed by the board of directors may be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board of directors. No officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

ARTICLE IX

Miscellaneous

Section 9.1 Corporate Seal. The Corporation may have a corporate seal in the form approved by the board of directors. Nothing in these Bylaws shall require the impression of a corporate seal to establish the validity of any document executed on behalf of the Corporation.

Section 9.2 Contracts. The board of directors may authorize any person to enter into any contract or to execute or deliver any instrument for or on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 9.3 Financial Statements.

(a) The Corporation shall furnish to its shareholders annual financial statements that may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, and that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis. If the annual financial statements are reported on by a certified public accountant, that report must accompany them. If the annual financial statements are not reported on by a certified public accountant, the financial statements shall be accompanied by a statement of the president or the person responsible for the Corporation’s accounting records:

(i) Stating that person’s reasonable belief whether such financial statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(ii) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The Corporation shall mail the annual financial statements to each shareholder within one hundred and twenty (120) days after the close of each fiscal year. On written request from a shareholder the Corporation shall mail that shareholder the latest annual financial statements.

Section 9.4 Corporate Records.

(a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation.

(b) The Corporation shall maintain appropriate accounting records.

(c) The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders and in alphabetical order by class of shares showing the number and class of shares held by each.

(d) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) The Corporation shall keep a copy of all of the following records at its known place of business:

(i) The articles or restated articles of incorporation and all amendments to them currently in effect;

(ii) These Bylaws or restated bylaws and all amendments to them currently in effect;

(iii) Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv) The minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past three (3) years;

(v) All written communications to shareholders generally within the past three (3) years, including financial statements furnished for the past three (3) years under Section 9.3 above;

(vi) A list of the names and business addresses of the Corporation’s current directors and officers;

(vii) The most recent annual report delivered to the Arizona Corporation Commission; and

(viii) Any agreement among shareholders pursuant to Section 10-732 of the BCA.

Section 9.5 Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other entities in which the Corporation may hold securities. At such meeting the president shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The board of directors from time to time may confer similar powers upon any other person or persons.

Section 9.6 Amendment of Bylaws.

(a) The Corporation’s board of directors may amend or repeal these Bylaws unless either (i) the BCA reserves this power exclusively to the shareholders in whole or part, or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

(b) The Corporation’s shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the board of directors.

CERTIFICATION

I hereby certify that the foregoing Bylaws were duly adopted by the board of directors of the Corporation as of the 30th day of June, 1997.

/s/
Steven M. Lee, Secretary

BYLAWS

OF

SOUTHWEST AMBULANCE, INC.

ARTICLE I

Offices

Section 1. Principal Offices. The principal office of the corporation in the State of Arizona shall be located in the City of Phoenix, the County of Maricopa.

Section 2. Other Offices. The corporation may maintain other offices, either within or without the State of Arizona, as determined by the board of directors, whereat all business of the corporation may be transacted.

Section 3. Known Place of Business. The known place of business of the corporation, as required by A.R.S. § 10-012 to be maintained in the State of Arizona, may be, but need not be, identical with the office of its statutory agent in the State of Arizona. The address of the known place of business may be changed from time to time by the board of directors in accordance with A.R.S. § 10-013.

ARTICLE II

Shareholders

Section 1. Annual Meetings. The annual meetings of the shareholders of the corporation shall be held at Phoenix, Arizona on the first Tuesday in the month of November in each year, commencing with the year 1982, or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing a board of directors for the ensuing year and for the transacting of such other business properly coming before said meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently possible.

Section 2. Special Meetings. Special Meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by a majority of the board of directors, and shall be called by the president at the request in writing of the holders of not fewer than one-tenth (1/10) of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Arizona, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Arizona, as the place for the holding of such a meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the known place of business of the corporation in the State of Arizona.

Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than three (3) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the corporation.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than five (5) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

Section 5. Fixing Date for Determination of Shareholders of Record. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days nor less than ten (10) days prior to any other action.

A determination of the shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or adjournments of the meeting held within five (5) days of the meeting; provided, however, that in its discretion the board of directors may fix a new record date for any adjourned meeting.

Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless required by law, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on a subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present and, provided further, that the affirmative vote of the majority of the shares then present is sufficient in all cases to adjourn the meeting.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the corporation generally. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or a quorum is determined, written notice of the death or incapacity is given to the corporation.

Section 9. Voting of Shares by Certain Holders. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that nothing herein shall be construed as limiting the right of the corporation to vote its own stock held by it in a fiduciary capacity.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by him either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the effect of (a) if only one votes, his act binds, (b) if more than one votes, the act of the majority so voting binds all, and (c) if more than one votes, but the vote is evenly split on any one particular matter, each fraction may vote the shares in question proportionally.

Shares standing in the name of a married woman but not also standing in the name of her husband with such a designation of the mutual relationship on the certificate, may be voted and all rights incident thereto may be exercised in the same manner as if she were unmarried.

Section 10. Voting Rights. Each outstanding share or fraction thereof shall be entitled to one vote or corresponding fraction thereof on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided by law.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

Section 11. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as the unanimous vote of the shareholders.

ARTICLE III

Directors

Section 1. Powers of Directors. The business and affairs of the corporation shall be managed by its board of directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be five (5). The number of directors may be altered from time to time by the amendment of these Bylaws. Each director shall hold office until the next succeeding annual meeting and until his successor shall have been duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. The directors need not be residents of the State of Arizona or shareholders of the corporation.

Section 3. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of the majority of the remaining directors though not less than a quorum, or by a sole remaining director, and any so chosen shall hold office until the next election of directors when his successor is elected and qualified. Any newly created directorship shall be deemed a vacancy. When one or more directors shall resign from the board, effective at a future time, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote there on to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

Section 4. Removal. At a meeting of shareholders called expressly for that purpose and by a vote of the holders of a majority of the shares then entitled to vote at an election of the directors, any director or the entire board of directors may be removed, with or without cause. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

Section 5. Quorum. A majority of the number of directors then serving shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, the majority of the directors present may adjourn the meeting from time to time without further notice.

Section 6. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 7. Regular and Special Meetings. Meetings of the board of directors, regular or special, may be held either within or without the state, and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person.

Regular meetings of the board of directors may be held with or without notice as otherwise prescribed for special meetings hereinafter. Said regular meetings shall be held immediately after, and at the same place as, the annual meeting of shareholders.

Special meetings of the board of directors may be called by or at the request of the president or a majority of the board of directors.

Section 8. Notice. Notice of any special meeting shall be given at least three (3) days previous thereto by written notice delivered personally, by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

Neither the business to be transacted at, nor the purpose of, any regor special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting, may be taken without a meeting if all directors consent thereto in writing. Such consent shall have the same effect as a unanimous vote.

Section 10. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity such as an office of specifically designated agent and receiving compensation therefor.

Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation before 5:00 of the afternoon of the next day which is not a holiday or a Saturday after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

Officers

Section 1. Number. The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors. Any two or more officers may be held by the same person, except the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or until he shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other reason, may be filled by the board of directors for the unexpired portion of the term.

Section 5. President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He may sign, with the secretary or any other proper officer of the corporation duly authorized by the board of directors, certificates of stock, deeds, mortgages, bonds, contracts, instruments of conveyance, checks, drafts, notes, and other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be otherwise expressly delegated by the board of directors, these Bylaws or law. The president, in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 6. Vice-Presidents. In the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the president. Any vice-president shall have such powers and perform such duties as may be delegated to him by the board of directors.

Section 7. Secretary. The secretary shall (a) keep the minutes of all meetings of the board of directors and of the stockholders, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) have charge of all the corporate books, records and accounts and of the seal of the corporation (d) see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized, (e) keep a register of the post office address of each shareholder which shall be furnished to the corporation by such shareholder, (f) sign with the president, or a vice-president, certificates for shares of the corporation, (g) have general charge of the stock transfer books of the corporation, and (h) in general perform all of the duties incident to the office of secretary, subject to the control of the board of directors.

Section 8. Assistant Secretary. The assistant secretary, in the absence or disability of the secretary, shall perform the duties and exercise the power of the secretary.

Section 9. Treasurer. The treasurer shall (a) have charge and custody of all funds and securities of the corporation, (b) receive and give receipt for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors, and (c) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 10. Assistant Treasurer. The assistant treasurer, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer.

Section 11. Salaries. The compensation of all officers shall be fixed by resolution of the board of directors, except that the board of directors may authorize the president and/or the vice-president to fix any compensation of any officer not exceeding a total amount or amounts specified by the board of directors.

ARTICLE V

Contracts, Loans, Checks and Deposits

Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Other Instruments. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing the shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or vice-president and by the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. No certificate shall be issued for any share until such share is fully paid.

If the corporation is authorized to issue shares of more than one class, every certificate representing shares issued by the corporation shall set forth or summarize upon the face or back of the certificate, or shall state, that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, together with the variations in the relative rights and preferences between the various shares.

Each certificate representing shares shall state upon the face thereof (a) that the corporation is organized under the laws of the State of Arizona, (b) the name of the person to whom issued, (c) the number, class and designation of the series, if any, which the certificate represents, and (d) the par value of each share represented by the certificate or a statement that the shares are without par value.

Any restriction on the right to transfer shares and any reservation of lien on the shares shall be noted on the face or the back of the certificate by providing (a) a statement of the terms of such restriction or reservation, (b) a summary of the terms of such restriction or reservation and a statement that the corporation will mail to the shareholder a copy of such restrictions or reservations without charge within five (5) days after receipt of written notice therefor, (c) if the restriction or reservation is contained in the Articles of Incorporation or Bylaws of the corporation, or in an instrument in writing to which the corporation is a party, a statement to that effect and a statement that the corporation will mail to the shareholder a copy of such restriction or reservation without charge within five (5) days after receipt of written request therefor, or (d) if each such restriction or reservation is contained in an instrument in writing to which the corporation is not a party, a statement to that effect.

Each certificate for shares shall be consecutively numbered or otherwise identified.

Section 2. Transfer of Shares. Shares of the stock of the corporation shall be transferred on the stock transfer books of the corporation only by the holder thereof, or by his duly authorized representative, upon surrender of the certificate of a like number of shares properly endorsed.

ARTICLE VII

Dividends

The board of directors may, from time to time, declare and the corporation may pay dividends on the outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VIII

Corporate Seal

The board of directors may provide a corporate seal which, in such event, shall be circular in form, shall have inscribed thereon the name of the corporation, the year of its incorporation, and the state of incorporation. The seal shall be in the custody of the secretary.

ARTICLE IX

Waiver of Notice

Whenever any notice is required to be given to any shareholder or director of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE X

Amendment of Bylaws

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of the majority of the board of directors or by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereon.

CERTIFICATE

I, Allen J. Portnoy, the duly elected, qualified and acting Secretary of SOUTHWEST AMBULANCE, INC., an Arizona corporation, do hereby certify that the above and foregoing are the Bylaws of this corporation duly and regularly adopted by the directors thereof at a meeting duly and regularly called and held at Phoenix, Arizona, on the 19th day of July, 1982.

IN WITNESS WHEREOF, I have hereunto set my hand on this 19th day of July, 1982.

/s/
Secretary